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                                                               EXHIBIT 3(c)

                 ORGANIZATIONAL AGREEMENT AMONG

            WESTERN CAPITAL SPECIALTY MANAGERS TRUST

                               and

             WESTERN CAPITAL VARIABLE ADVISORS CORP.

                               and

             GOLDEN AMERICAN LIFE INSURANCE COMPANY

     Agreement dated as of December 28, 1988, (the "Agreement"), by and among Western Capital Specialty Managers Trust ("Trust"), Western Capital Variable Advisors Corp. ("Western Capital") and Golden American Life Insurance Company ("Golden American"), on its own behalf and on behalf of any separate accounts of Golden American shown on Exhibit A hereto (the "Variable Accounts").

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940 ("ICA"), as amended, and shares of the portfolios of the Trust are registered under the Securities Act of 1933 ("Securities Act") as amended, and the Trust will initially consist of seven separate series; and

     WHEREAS, shares of the series of the Trust shown on Exhibit B ("Series") will be sold to the Variable Accounts to fund benefits under variable life insurance policies which may include variable life insurance policies classified as modified endowment contracts, and variable annuity contracts (all of such life insurance policies and annuity contracts referred to collectively as the "Policies") to be issued by Golden American through the Variable Accounts after the Trust's Registration Statement is declared effective by the Securities and Exchange Commission ("SEC"); and

     WHEREAS, Western Capital will act as the Trust's Manager, pursuant to a Management Agreement, a copy of which is attached hereto as Exhibit C, to be entered into by Western Capital and the Trust; and

     WHEREAS,  Western Capital is, and for the duration  of  this
Agreement,  will  remain  if required  by  applicable  law,  duly
registered   as  an  investment  adviser  under  the   Investment
Advisers Act of 1940.

     NOW,  THEREFORE,  in consideration of the premises  and  the mutual  promises and covenants hereinafter set forth, the parties hereby agree as follows:
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                                                                2

1. Western Capital and the Trust will take all such actions as are necessary to permit the sale of the shares of each Series to the Variable Accounts including, but not limited to, organization of the Trust, as a Massachusetts business Trust and registration of the Trust under the ICA and registration of the shares of each Series under the Securities Act. Western Capital and the Trust shall amend the Registration Statement for the Trust from time to time as required in order to effect the continuous offering of shares of each Series of the Trust. The Trust's responsibility to make shares of the Series available to the Variable Accounts shall be governed by the Settlement Agreement among the Trust, the Variable Accounts and Western Capital; Financial Group.

2. Western Capital will pay, on behalf of the Trust, all expenses of the Trust incurred on or prior to the commencement of operations of the Trust, including, but not limited to, legal fees, auditing fees, SEC registration fees, and organizational fees, that are determined to be "organizational costs" of the Trust (the "Organizational Costs").

3.      Such  Organizational Costs will be recovered  by  Western
        Capital from the Trust over a period not less than five years.

4. Golden American agrees that prior to the effective date of the Registration Statement for the Trust, Golden American or an affiliate shall invest $100,000 in the Trust subject to the understanding that at such time Golden American or its affiliate has no current intention of reselling the shares so acquired. All redemptions by Golden American or its affiliate of any part of its investment in the Trust will be effected in accordance with any applicable legal standards.

5. With respect to any of the Policies funded by the Variable Accounts, Golden American agrees as follows:

          a. That any prospectus offering a life insurance contract funded by one of the Variable Accounts where it is reasonable probable that such contract would be a "modified endowment contract," as that term is defined in Section 7702A of the Internal Revenue Code of 1986, as amended (the "Code"), will identify such a contract as a modified endowment contract (or policy); and

          b.   That Golden American will take all necessary steps
          to ensure that any contract (or policy), including life
          insurance     policies    classified    as     modified
          endowment

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                                                                3
          contracts, and funded by one of the Variable Accounts, will qualify as a life insurance contract under Section 7702 of the Code, and Golden American will immediately notify the Trust and Western Capital upon having a reasonable basis for believing that the Policies have ceased to be so treated or that they might not be so treated in the future; and

          c. That Golden American will take all necessary steps to ensure that any contract described n its prospectus as a annuity and funded by one of the Variable Accounts will qualify as an annuity under Section 72 of the Code.

6. Golden American will take all necessary steps to ensure that the Policies will be registered under the Securities Act during the term of this Agreement and that the Policies will be issued in compliance with all applicable federal and state laws.

        Golden American shall amend the Registration Statements respecting the Policies from time to time as required to effect the continuous offerings of the Policies. Golden American represents and warrants that it is an insurance company duly organized and in good standing under Minnesota law, that it has established each Variable Account shown on Exhibit A as a duly organized, validly existing segregated asset account, established by resolutions of the Board of Directors of Golden American; and that the Variable Accounts are, and will be during the term if this Agreement, duly registered unit investment Trusts under the ICA to serve as segregated investment accounts for the Policies. Golden American will pay all expenses in connection with organizing the Variable Accounts, developing the
        Policies and preparing and filing with the SEC Registration Statements for the Policies, obtaining authorizations to offer the Policies in the various states and other initial expenses associated with the Policies.

7. Golden American shall vote shares of each Series of the Trust held in a Variable Account or a division thereof at regular and special meetings of the Trust in accordance with instructions timely received by Golden American (or its designated agent) from owners of Policies funded by such Variable Accounts or division thereof having a voting interest in the Series. Golden American shall vote shares of a Series of the Trust held in a Variable Account or a division thereof that are attributable to the Policies as to which no timely instructions are received, as well as shares not attributable to the Policies and owned beneficially by Golden American in the same proportion as the votes cast by owners of the Policies funded by that Variable Account or division thereof having a voting interest in the Series from whom instructions have been timely received. Golden American shall vote shares of each Series of the Trust held in its general account, if any, in the same proportion as the votes cast with respect to

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                                                                4
        shares of the Series held in all Variable Accounts of Golden American or divisions thereof, in the aggregate. In the event of a shareholder meeting, Golden American agrees to provide the Trust and/or Western Capital with a list of the names and addresses of owners of the Policies within five (5) days of receipt of a written request for such list. The party requesting such list
        shall   bear  the  reasonable  cost  incurred  by  Golden
        American  in  preparing and providing  such  list,  which
        shall   be  paid  upon  delivery  of  the  list.   Golden
        American  further agrees to provide notice to  the  Trust
        and   to  Western  Capital  if  Golden  American  or   an
        affiliate has reason to know about a meeting of owners of the Policies or shares of the Trust. In the event that a vote of shareholders of the Trust is held prior to the sale of any Policies, Golden American or its affiliate will vote shares of the Trust acquired with its investment of $100,000 an any other amounts invested for initial capitalization as instructed by Western Capital.

8. Western Capital and the Trust will use reasonable efforts to manage each Series of the Trust so that each such Series will qualify as a "Regulated Investment Company" under Subchapter M of the Code and will use reasonable efforts to maintain such qualification and will notify Golden American immediately upon having a reasonable basis for believing that the Trust (or any Series thereof) has ceased to so qualify or might not so qualify in the future. Golden American shall also notify the Trust and Western Capital immediately upon having a reasonable basis for believing that the Trust (or any Series thereof) has ceased to qualify as a Regulated Investment Company or might not so qualify in the future, PROVIDED HOWEVER, that Golden American's agreement to notify Western Capital and the Trust with respect to any matter contained in this paragraph will in no way alleviate or relive Western Capital's and the Trust's responsibility under this Section 8.

9. Western Capital and the Trust will take all necessary steps to ensure that the Trust (and each Series thereof)
        will  comply  with  the  diversification  provisions   of
        Section 817(h) of the Code and the regulations issued thereunder relating to the diversification requirements
        for   variable  life  insurance  policies  and   variable
        annuity  contracts  and  any  prospective  amendments  or
        other  modifications  to  Section   817  or  regulations
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                                                                5
        thereunder and will notify Golden American immediately upon having a reasonable basis for believing that the Trust (or any Series thereof) has ceased to comply.

        Golden American shall notify the Trust and Western Capital immediately upon having a reasonable basis for believing that the Trust (or any Series thereof) has ceased to comply with the diversification provisions of
        Section 817(h) of the Code or the regulations issued thereunder and any prospective amendments or other modifications to Section 817 or regulations thereunder, PROVIDED HOWEVER, that Golden American's agreement to notify Western Capital and the Trust with respect to the above matter contained in this Section 9 will in no way alleviate or relieve Western Capital's and the Trust's responsibility under this Section 9.

        Western Capital or the Trust or both of them shall be entitled to receive and act upon advice of counsel to Western Capital or the Trust to meet the requirements specified in Sections 8 and 9 and shall be without liability for any action taken or a thing done (or for any omission to act) in reliance upon such advice. Golden American shall promptly notify the Trust and Western Capital of any pertinent changes, modifications to, or interpretations of Section 817(h) of the Code and the regulations issued thereunder and any successor thereto, or any prospective amendments or other modifications to Section 817 or regulations thereunder.

        For purposes of monitoring whether the Trust and the Variable Accounts are eligible for the start-up period during which the Variable Accounts shall be considered to be adequately diversified under paragraph (c)(2)(i)
        of Tres. Reg. SS 1.817-5T (or any successor thereof), Golden American shall monitor amounts allocated to the Variable Accounts or (divisions thereof) ("Allocated Amounts") by owners of Policies funded by the Variable Accounts (or divisions thereof) during the first year after any amount received under one of the Policies is first allocated to any Variable Account (or division thereof) ("First Year") to ensure that no more than thirty (30) percent of the amount allocated to any Variable Account (or division thereof), as of any date during such year, is attributable to premium and investment income that was received more than one year before such date (the percentage of such Allocated Amount being referred to hereafter as the "Old Money Percentage"). For this purpose, premium income and investment income shall be treated as received as provided in Tres. Reg. SS 1.817-5(T) (or any successor

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                                                                6
        thereto) or other applicable law and determination under this provision shall be made consistent with Tres. Reg.
        SS 1.817-5T(c)(2) or any successor thereto.

        Golden American will notify Western Capital immediately in the event that the Old Money Percentage equals or exceeds twenty (20) percent as of any date during the First Year, determined as prescribed above; and in the event that the Old Money Percentage equals or exceeds thirty (30) percent during the First Year, shall notify Western Capital and the Trust immediately and advise such parties that the Variable Accounts shall no longer be considered adequately diversified during the First Year under paragraph (c)(2)(i) of Regulation 1.817-5T. Golden American agrees that Western Capital and the Trust shall not be liable for failure to meet their responsibilities under this Section 9 during the First
        Year if Golden American fails to comply with the monitoring and notice responsibilities specified in this
        Section 9.

10. The Trust and Western Capital agree that separate accounts of Golden American and of other insurance companies acceptable to the Trust and Western Capital will have the right to purchase and sell shares of the Series of the Trust. The Variable Accounts agree that they will invest only in shares of the Trust.

11. Western Capital and the Trust will provide Golden American and its auditors with any information it may reasonable request, and with access to such books and records that relate to the ordinary operating expenses of the Trust.

12. The Trust will not sell or permit the sale of shares of the Trust to separate accounts of life insurance companies that are not affiliates of Golden American without first obtaining an appropriate exemptive order from the SEC, unless the rules under the ICA are amended to permit "shared funding" without first obtaining individual exemptive relief. With respect to serving as the common investment vehicle for (1) both variable annuity contracts and variable life insurance policies, or (2) for variable life insurance policies of one insurer and variable life insurance policies and/or variable annuity contracts of another insurer, the parties agree to comply with any conditions imposed under any exemptive order issued by the Securities and Exchange Commission, or as specified in Rule 6e-2, or Rule 6e-3(T) under the ICA, or, if permanently adopted, Rule 6e-3, as amended, whichever is applicable.

13. Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including without limitation the SEC, the NASD and state insurance regulators) and shall permit

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                                                                7
        such authorities reasonable access to its books and records in connection with any investigation or inquiry
        relating   to   this   Agreement  or   the   transactions
        contemplated hereby.

        Golden American agrees that neither it nor any of its affiliates shall give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the offer or sale of the Policies other than the information or representations contained in the Registration Statement for the Trust's shares, as such Registration Statement may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or Western Capital, except with the written permission of the Trust or Western Capital.

        Western Capital agrees that neither it nor any of its affiliates shall give any information or make any representations or statements on behalf of the Policies or concerning the Policies in connection with the offer or sale, other than the information or representations contained in the Registration Statement for the Policies, as such Registration Statement may be amended or supplemented from time to time, or in reports for the Polices or in sales literature or other promotional material approved by Golden American or its affiliates, except with the written permission of Golden American or its affiliates.

14. Western Capital shall, at its own expense, or if appropriate, the expense of the Trust, provide Golden American with at least three complete copies of all registration statements, prospectuses, statements of additional information, sales literature and other promotional materials, applications for exemptions, request for no-action letters, and any and all amendments to the foregoing, that relate to the Trust or its shares, promptly after the filing of such document with the SEC or other regulatory authorities or the submission of such document to the SEC staff whichever is applicable.

        Golden American or its affiliate shall, at its own expense, or if appropriate, the expense of the Trust, provide Golden American with at least three complete copies of all registration statements, prospectuses, statements of additional information, sales literature
        and   other   promotional  materials,  applications   for
        exemptions, request for no-action letters, and any and all amendments to the foregoing, that relate to the Policies promptly after the filing of such document with
        the   SEC   or  other  regulatory  authorities   or   the
        submission  of  such document to the SEC staff  whichever
        is applicable.
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                                                                8
15. (a) Subject to the limitations of subparagraphs (b)and (c) of this Section 17 of this Agreement, Western Capital agrees to indemnify and hold harmless Golden American and each of its directors, officers, and employees and each person, if any, who controls Golden American within
        the   meaning  of  Section  15  of  the  Securities   Act
        (collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Western Capital) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to the operation of the Trust, and: (i) arise as a result of any failure by Western Capital to provide the services and furnish the materials under the terms of this Agreement to which it
        is   subject   (including   a   failure   to   meet   its
        responsibilities  under  Sections  8  and   9   of   this
        Agreement); or (ii) arise out of or result from any material breach of any representation or warranty made by Western Capital in this Agreement or arise out of or result from any other material breach of this Agreement by Western Capital.

(b) Western Capital shall not be liable under Section 15(a) of this Agreement with respect to any losses, claims, damages, liabilities, or litigation expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties, or by reason of such
        Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Golden American or the Variable Accounts, whichever is applicable.

(c) Western Capital shall not be liable under Section 15(a) of this Agreement with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Western Capital in writing within a reasonable time after the summons or other first legal process giving the information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Western Capital of any such claims

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                                                                9
        shall not relieve Western Capital from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of
        Section 15(a) of this Agreement. In case any action is brought against the Indemnified Parties, Western Capital will be entitled to participate, at its own expense, in the defense thereof. Western Capital also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action, and, after notice to such party Western Capital's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, Western Capital shall not be liable to such party under this Agreement for any legal or other
        expenses    subsequently   incurred   by    such    party
        independently in connection with the defense thereof other than reasonable costs of investigation.

(d) Subject to the limitations of subparagraphs (e) and (f) of this Section 15 of this Agreement, the Trusts agrees to indemnify and hold harmless Golden American and each of its directors, officers, and employees and each person, if any, who controls Golden American within the meaning of Section 15 of the Securities Act (collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to the operation of the Trust, and: (i) arise as a result of any failure of the Trust to provide the services and furnish the materials under the terms of this Agreement to which it is subject (including a failure to meet its responsibilities under Sections 8 and 9 of this Agreement); or (ii) arise out of or result from any material breach of any representation or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

(e) The Trust shall not be liable under Section 15(d) of this Agreement with respect to any losses, claims, damages, liabilities, or litigation expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad

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                                                               10
        faith,  or  gross negligence in the performance  of  such
        Indemnified  Party's  duties,  or  by  reason   of   such
        Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Golden American or the Variable Accounts, whichever is applicable.

(f) The Trust shall not be liable under Section 15(d) of this Agreement with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving the information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claims shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of Section 15(d) of this Agreement. In case any action is brought against the
        Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. the Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action, and, after notice to such party the Trust's election to assume the dense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, Western Capital shall not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

16.     (a)   Subject to the limitations of subsections  (b)  and
        (c) of this Section 16 Golden American agrees to indemnify and hold harmless Western Capital and the Trust and each of its Trustees, directors, officers, and employees and each person, if any, who controls Western Capital or the Trust within the meaning of Section 15 of the Securities Act (collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Golden American) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related

                                                               11
        to  the operation of the Variable Account or Trust,  and:
        (i) arise as a result of any failure of Golden American or any of its affiliates to provide the services and furnish the materials under the terms of this Agreement to which it is subject (including a failure to meet its responsibilities under Sections 5 and 9 of this Agreement); or (ii) arise out of or result from any material breach by Golden American or any of its affiliates of any representation or warranty made by Golden American in this Agreement by Golden American or arise out of or result from any other material breach of this Agreement by Golden American or any of its affiliates.

(b) Golden American shall not be liable under Section 16 of this Agreement with respect to any losses, claims, damages, liabilities, or litigation expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties, or by reason of such
        Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Western Capital or the Trust, whichever is applicable.

(c) Golden American shall not be liable under Section 16 with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Golden American in writing within a reasonable time after the summons or other first legal process giving the information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Golden American of any such claim shall not relieve
        Western Capital or its affiliates from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of
        Section 16 of this Agreement. In case any action is brought against the Indemnified Parties, Golden American will be entitled to participate, at its own expense, in the defense thereof. Golden American also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action, and, after notice to such party Golden American's election to assume the dense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, Golden American shall not be liable to

                                                               12
        such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

17. Each party of this Agreement agrees to promptly notify the other parties of the commencement of any litigation or proceedings against it or any of its officers, Trustees, directors or employees in connection with this Agreement, the issuance or sale of the Policies, the operation of a Variable Account, or the sale or acquisition of shares of the Trust.

18. This Agreement may be terminated without cause by any of the parties upon giving one hundred and twenty (120) days' written notice of to the other parties, PROVIDED
        HOWEVER, that if any party fails to carry out its responsibilities enumerated under this Agreement in any material respect, the other parties shall have the right to terminate this Agreement immediately and further provided, in the event the Trust is made available to separate accounts of insurance companies other than Golden American, that if a majority of the disinterested Trustees determine that an irreconcilable material conflict exists among the contract owners and policyowners segregated asset accounts or the interests of persons for which the Trustees are required to monitor under the conditions referred to in Section 12 of this Agreement, then any party shall have the right to terminate this Agreement immediately. Upon termination of this Agreement, all authorizations, rights and obligations under this Agreement, except for the provisions contained in Sections 15 and 16 hereof, shall cease.

19. Unless earlier terminated pursuant to Section 18 hereof, this Agreement shall remain in effect for a one year period beginning on its date of execution and will continue thereafter in effect from year to year. Upon termination of this Agreement, all authorizations, rights and obligations impose on the parties under this Agreement except for the indemnification provisions contained in Section 15 and 16 above shall cease. The parties further agree that in the event of a termination of this Agreement, each party shall cooperate with the other parties to ensure that existing policy owners will not suffer any adverse consequences resulting from such termination.

20. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

                                                               13
21. This Agreement shall be subject to the provisions of the Securities Act, the Securities Exchange Act of 1934 and the ICA and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance  therewith.  The term "affiliate" as  used  in
        this Agreement shall mean an "affiliated person" as defined in Section 2(a)(3) of the Investment Company Act. This Agreement may not be assigned by any party without the written consent of the other parties to this Agreement.

22. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

23. Any notice shall be sufficiently given when sent by registered or certified mail to the other parties at the address of such parties set fort below or at such other address as such party may from time to time specify in writing to the other parties:

        To:   Golden American Life Insurance Company
              909 Third Avenue, 19th Floor
              New York, New York 10022

        To:   Western Capital Specialty Managers Trust
              1925 Century Park East, Suite 2350
              Los Angeles, CA 90067

              with a copy to
              Jeffrey S. Puretz
              Dechert Price & Rhoads
              1500 K Street, N.W.
              Washington, D.C. 20005

        To:   Western Capital Variable Advisors Corp.
              1925 Century Park East, Suite 2350
              Los Angeles, CA 90067

24. The rights remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state or federal laws.

25. A copy of the Trust's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. The Declaration of Trust has been executed on behalf of the Trust by certain Trustees in their capacity as Trustees of the Trust and not individually. The obligations of this Agreement shall be binding upon the assets and property of the Trust and shall not be

                                                               14
        binding   upon   any   Trustee,  Officer,   employee   or
        shareholder of the Trust individually.

                                                               15
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WESTERN CAPITAL SPECIALTY MANAGERS TRUST

By:     /s/ Charles F. Parisi
        ---------------------
        Charles F. Parisi
        President


Attest: /s/ William C. Richardson
        -------------------------
        Name: William C. Richardson
        Title: President

WESTERN CAPITAL VARIABLE ADVISORS CORP.

By:     /s/ Charles F. Parisi
        ---------------------
        Charles F. Parisi
        President


Attest: /s/ William C. Richardson
        -------------------------
        Name: William C. Richardson
        Title: President

GOLDEN AMERICAN LIFE INSURANCE COMPANY

By:     /s/ Fred H. Davidson
        --------------------
        Fred H. Davidson
        President


Attest: /s/ Bernard R. Beckerlegge
        --------------------------
        Name: Bernard R. Beckerlegge
        Title: Secretary

GOLDEN AMERICAN LIFE INSURANCE COMPANY
on behalf of the Variable Accounts

By:     /s/ Fred H. Davidson
        --------------------
        Fred H. Davidson
        President


Attest: /s/ Bernard R. Beckerlegge
        --------------------------
        Name: Bernard R. Beckerlegge
        Title: Secretary

                          EXHIBIT A TO

                 ORGANIZATIONAL AGREEMENT AMONG

            WESTERN CAPITAL SPECIALTY MANAGERS TRUST

                               and

             WESTERN CAPITAL VARIABLE ADVISORS CORP.

                               and

             GOLDEN AMERICAN LIFE INSURANCE COMPANY



The Western Capital Specialty Managers Separate Account A

The Western Capital Specialty Managers Separate Account B

                          EXHIBIT B TO

                 ORGANIZATIONAL AGREEMENT AMONG

            WESTERN CAPITAL SPECIALTY MANAGERS TRUST

                               and

             WESTERN CAPITAL VARIABLE ADVISORS CORP.

                               and

             GOLDEN AMERICAN LIFE INSURANCE COMPANY



Multiple Allocation Series

Fully Managed Series

Limited Maturity Bond Series

Natural Resources Series

Real Estate Series

All-Growth Series

Liquid Asset Series